Exhibit 3.1

ARTICLES OF INCORPORATION

OF

DESIGN SOURCE, INC.

* * * * *

FIRST

The name of the corporation is Design Source, Inc.

SECOND

Its principal office in the state of Nevada is located at 101 Convention Center Dr. #700, Las Vegas, Nevada 89109. The name and address of its resident agent is Nevada Corporate Headquarters, Inc., 101 Convention Center Dr. #700, Las Vegas, Nevada 89109.

THIRD

The purpose or purposes for which the corporation is organized:

To engage in and carry on any lawful business activity or trade, and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

FOURTH

The amount of the total authorized capital stock of the corporation is One Thousand Dollars ($1,000.00) consisting of One Hundred Million (100,000,000) shares of common stock of the par value of $0.00001 each.

FIFTH

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

There are three initial members of the Board of Directors and their names and addresses are:

NAME	POST-OFFICE ADDRESS
John Ciannamea	2113 Wisley Way
Wake Forest, North Carolina 27514

Bradford B. Walters	32 Wedgewood Road
Chapel Hill, North Carolina 27514

Nikola Stefanovic	5630 West Market Street
Apartment H
Greensboro, North Carolina 27409

The number of members of the Board of Directors shall not be less than one nor more than thirteen.

SIXTH

The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

SEVENTH

The name and addresses of each of the incorporators signing the Articles of Incorporation are as follows:

NAME	POST-OFFICE ADDRESS
Conrad C. Lysiak	601 West First Avenue
Suite 503
Spokane, Washington 99201

2

EIGHTH

The corporation is to have perpetual existence.

NINTH

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized: Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders’ meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

3

TENTH

Meeting of stockholders may be held outside the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ELEVENTH

This corporation reserves the right to amend alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of March, 2003.

/s/ Conrad C. Lysiak
CONRAD C. LYSIAK

4

STATE OF WASHINGTON	)
) SS.
COUNTY OF SPOKANE	)

On ths 24th day of March, 2003, before me, a Notary Public, personally appeared CONRAD C. LYSIAK, who severally acknowledged that he executed the above instrument.

/s/ Natasha Spirit Lysiak
Notary Public, residing in the State of Washington,
residing in Spokane.

My Commission Expires:

September 18, 2004	[Notary Stamp]

5

	Filed in the office of	Document Number
	/s/ Ross Miller	240100747316-61
Ross Miller
	Secretary of State	Filing Date and Time
	State of Nevada	10/04/2010 2:20 PM

Entity Number
C7829-2003

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(Pursuant to NRS Chapter 92A — excluding 92A.200(4b))

1)                       Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐                If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article one.

InVivo Therapeutics Holdings Corp.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity Type *

Name of merging entity

Jurisdiction	Entity Type *

Name of merging entity

Jurisdiction	Entity Type *

Name of merging entity

Jurisdiction	Entity Type *
and,
Design Source, Inc.
Name of surviving entity
Nevada	Corporation
Jurisdiction	Entity Type *

*  Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger

Revised: 9-20-10

2)                      Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3)                      (Choose one)

☐                The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒              The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4)                      Owner’s approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity)

☐                if there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner’s approval was not required from

InVivo Therapeutics Holdings Corp.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Design Source, Inc.

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

*  Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

5)                      Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article One of the Articles of Incorporation of Design Source, Inc. is hereby amended to change the name of the Corporation to InVivo Therapeutics Holdings Corp.

6)                      Location of Plan of Merger (check a or b):

☐                (a) The entire plan of merger is attached;

or,

☒              (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)                      Effective date (optional)**:

*                          Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

**                   A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

8)                      Signatures· Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐                if there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article eight:

InVivo Therapeutics Holdings Corp.

Name of merging entity

X /s/ Peter A. Reichard	Chief Executive Officer	October 4, 2010
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Design Source, Inc.
Name of surviving entity

X /s/ Peter A. Reichard	Chief Executive Officer	October 4, 2010
Signature	Title	Date

*  The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230).  Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

*090201*
ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20110584127-31 Filing Date and Time 08/08/2011 8:36 AM Entity Number C7829-2003

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.    Name of corporation:

InVivo Therapeutics Holdings Corp.

2.    The articles have been amended as follows: (provide article numbers, if available)

RESOLVED, that Article V of the Corporation’s Articles of Incorporation, as amended, be and hereby is amended by adding the following paragraph at the end of Article V:

The directors shall be divided into three (3) classes. Each such class shall consist, as nearly as may be possible, of one-third of the total number of directors, and any remaining directors shall be included within such groups as the Board of Directors shall designate. The first class of directors will be elected for a term which expires in 2012. The second class will be elected for a term which expires in 2013. The third class will be elected to a term which expires in 2014. At each annual meeting of stockholders, beginning in 2012, successors to the class of directors whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. No alteration, amendment or repeal of this Article V or the bylaws of the corporation shall be effective to shorten the term of any director holding office at the time of such alteration, amendment or repeal, unless such alteration, amendment or repeal of this Article V has been approved by the holders of the shares of stock entitled to vote thereon.

3.    The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 64.9% of the voting power.

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5.    Signature: (required)

Signature of Officer Frank M. Reynolds, Chief Executive Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series; of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may causes this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 3-5-09

*090201*
ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20110593460-61 Filing Date and Time 08/11/2011 7:28 AM Entity Number C7829-2003

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.    Name of corporation:

InVivo Therapeutics Holdings Corp.

2.    The articles have been amended as follows: (provide article numbers, if available)

RESOLVED, that Article IV of the Corporation’s Articles of Incorporation, as amended, be and hereby is amended by replacing Article IV, in its entirety, with the following:

“The total number of shares that this corporation is authorized to issue is Two Hundred Million (200,000,000) shares of Common Stock having a par value of $0.00001 per share.”

3.    The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendments is: 64.7% of the voting power.

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5.    Signature: (required)

Signature of Officer Frank M. Reynolds, Chief Executive Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitaions or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 3-5-09

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1.    Name of corporation:

INVIVO THERAPEUTICS HOLDINGS CORP.

2.    The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3.    The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 authorized shares of Common Stock, par value $0.00001 per share

4.    The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 authorized shares of Common Stock, par value $0.00001 per share

5.    The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of Common Stock will be issued in exchange for every four (4) shares of Common Stock

6.    The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares will be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional)	Date: 04/08/2015	Time: 12:01 AM ET
(must not be later than 90 days after the certificate is filed)

8.    Signature: (required)

/s/ Steven F. McAllister	Chief Financial Officer
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised: 1-5-15

BARBABAR K. CEGAVSKE Secretary of state 202 North carson street carson city, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)  Filed in the office of   Document Number 20160237571-64  Filing Date and Time 05/26/2016 10:38 AM Entity Number C7829-2003 USE BLACK INK ONLY DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles on Incorporation For Neveda Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After issuance of Stock) 1. Name of corporation: InVivo Therapeutics Holding Corp. 2. The articles have been amended as follows: (provide article numbers. if available) Article IV shall be replaced with the following:  FOURTH The total number of shares that this corporation is authorized to issue is One Hundred Million (100,000,000) shares of Common Stock having a per vale of $0.00001 per share. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority of outstanding shares 4. Effective date and time of filling: (optional) Date: Time: (must not be later than 90 days after the certificate is filed) 5. Signature: (required) Signature of Officer “If any proposed amendment would alter or change aby relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Nevada Secretary of State Amend Profit-After Revised: 1-5-15